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                                     EXHIBIT 12.3

                     Consent of Reznick Fedder & Silverman, P.C.


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                   [LETTERHEAD OF REZNICK FEDDER & SILVERMAN, P.C.]




                          Consent of Independent Accountants




     We hereby consent to the incorporation by reference in this post-effective Amendment No. 1 Registration Statement on Form N-14 (File No. 333-20889) of our reports dated July 25, 1997, related to the financial statements and financial highlights of Steadman American Industry Fund, Steadman Associated Fund, Steadman Investment Fund and Steadman Technology and Growth Fund as of June 30, 1997 and for the year then ended.



                                            /S/ REZNICK FEDDER & SILVERMAN, P.C.


Bethesda, Maryland
October 29, 1997